Exhibit 5.1


June 24, 1999



Baker Hughes Incorporated
3900 Essex Lane
Houston, Texas 77027

Gentlemen:

     I am the Deputy General Counsel for Baker Hughes Incorporated, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 shares of the Company's common stock, $1.00 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission on June 24, 1999.

     In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Restated Certificate of Incorporation of the Company as amended, the By-laws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

     (ii) The shares of Common Stock proposed to be sold by the Company have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Registration Statement, and subject to the Registration Statement becoming effective under the Act and to compliance with the applicable Blue Sky laws, will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



Daniel J. Churay
Deputy General Counsel

DJC/ng